Exhibit 10.03

GE
Healthcare Financial Services

ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignor:	Assignee:

THE SAGEMARK COMPANIES, LTD.	ASCENT DIAGNOSTIC IMAGING OF
4710 NW BOCA RATON BLVD	JACKSONVILLE, LLC
SUITE 200	2100 S.E. OCEAN BOULEVARD
BOCA RATON, FL 33431	SUITE 102
STUART, FL 34996

Company:	Contracts:

GENERAL ELECTRIC CAPITAL CORPORATION	Contract Numbers: See Exhibit A
20225 WATERTOWER BLVD.
BROOKFIELD, WI 53045

Equipment:	Effective Date:

See Exhibit A	April 24, 2008

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, herein "Agreement," dated this 24th day of April, 2008, is by and between Assignor and Assignee and regards Assignor's assignment to Assignee and Assignee's assumption, effective as of the Effective Date, of all of Assignor's rights, duties and obligations under the Contracts.

WHEREAS, Company has financed, sold or leased to Assignor, subject to and in accordance with the terms, conditions and provisions of the Contracts, certain medical equipment and other property described in the Contracts, true and complete copies of which are attached hereto and made a part hereof as Exhibit A; and

WHEREAS, Assignor desires to assign to Assignee its future rights, duties and obligations of Assignor under the Contracts, effective as of the Effective Date; and

WHEREAS, Assignee desires to accept the assignment from Assignor of and to assume all future rights, duties and obligations of Assignor under the Contracts, effective as of the Effective Date; and

WHEREAS, Assignor and Assignee to accomplish this end must obtain the written consent of Company and evidence their assignment and assumption agreement in writing;

NOW, THEREFORE, for the reasons recited above and in consideration of the mutual covenants contained herein, Assignor and Assignee intending to be legally bound agree as follows:

1. Assignor hereby and by these presents does assign, transfer and convey unto Assignee, its successors and assigns, effective as of the Effective Date, all of the Assignor's future rights, duties and obligations under the Contracts, to have and to hold the same unto Assignee, its successors and Assigns forever, as if Assignee were named in the original Contracts in place of the Assignor as an obligor thereunder, subject, however, to the terms and conditions of the Contracts, Company hereby confirming its consent to the said assignment and assumption, Assignor's retention of the full benefit of and liability for all of its rights, duties and obligations under the Contracts that become due and payable or are otherwise to be performed prior to the Effective Date, and Assignee's only enjoying the benefit of and being solely liable for all of Assignor's future rights, duties and obligations under the Contracts that become due and payable or are otherwise to be performed on or after the Effective Date.

2. Assignee hereby and by these presents does unconditionally purchase and accept the assignment, transfer and conveyance from Assignor of and assume, effective as of the Effective Date, all of Assignor's future rights, duties and obligations under the Contracts, as the same have been amended by amendments of even date herewith between Assignee and Company, to have and to hold the same unto Assignee, its successors and assigns forever, as if Assignee were named in the original Contracts in place of Assignor as an obligor thereunder, subject, however, to the terms and conditions of the Contracts, Company hereby confirming its consent to the said assignment and assumption, Assignor's retention of the full benefit of and liability for all of its rights, duties and obligations under the Contracts that become due and payable or are otherwise to be performed prior to the Effective Date and Assignee only enjoying the full benefit of and being liable for all of Assignor's future rights, duties and obligations under the Contracts that become due and payable or are otherwise to be performed on or after the Effective Date.

3. Assignor hereby and by these presents does agree not to assert against Company any defense, setoff, recoupment, claim or counterclaim which Assignee might have against Company under or in relation to the Contracts on or after the Effective Date (except for the defense of timely payment).

4. Assignee hereby and by these presents does agree not to assert against Company any defense, setoff, recoupment, claim or counterclaim which Assignor might have against Company under or in relation to the Contracts before the Effective Date (except for the defense of timely payment).

5. Assignor and Assignee hereby and by these presents agree that any consent by Company to this Agreement shall not be deemed to be a consent by Company to any subsequent or other assignment and/or assumption by Assignor or Assignee and that any other assignment and/or assumption without Company's prior written consent shall be null and void.

6. Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all such duties and obligations under the Contracts other than those first coming due on or after the Effective Date. Assignee will indemnify, defend and hold harmless Assignor from and against all such duties and obligations under the Contracts which arise subsequent to the Effective Date.

7. In connection with the assignment and assumption contemplated by this Agreement, Company will waive past due rents and other amounts due under the Contracts, as follows:

Contract No.: 8541220001

Date	Invoice Number	Amount
1/15/08	13610541	$2,897.66
1/15/08	13773262	$144.88 (Late Fee)
2/15/08	13697577	$10,161.86;
2/15/08	13842636	$508.09 (Late Fee);
3/15/08	13773263	$10,161.86
3/15/08	N/A	$508.09 (Late Fee)

		Total: $24,382.44

Contract No. 8541217002

Date	Invoice Number	Amount
2/01/08	13660130	$904.56
2/01/08	13805368	$45.23 (Late Fee)
3/01/08	13736755	$904.56
3/01/08	N/A	$45.23
4/01/08	13805369	$904.56

		Total: $2,804.14

Contract No. 8541217003

Date	Invoice Number	Amount
2/01/08	13660131	$41,377.76
2/01/08	13805370	$1,933.54 (Late Fee)
3/01/08	13736756	$41,377.76
3/01/08	N/A	$1,933.54 (Late Fee);
3/01/08	13743997	$31,549.18 (Property Tax)
3/01/08	N/A	$1,474.26 (Late Fee)
4/01/08	13805371	$41,377.76

		Total: $161,023.80

Total (All Contracts): $188,210.38

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IN WITNESS WHEREOF, Assignor and Assignee have caused these presents to be executed the day first above written.

ATTESTED:	ASSIGNOR:

THE SAGEMARK COMPANIES, LTD.

/s/ Jan Lipstein	By:	/s/ Ron Lipstein

President and Chief Executive Officer
Title

ASSIGNEE:

ASCENT DIAGNOSTIC IMAGING OF
JACKSONVILLE, LLC

	By:	ASCENT, L.L.C., its Manager

	By:	/s/ Robert O. Baratta

President
Title

FORM OF CONSENT

Company, in consideration of the foregoing, hereby consents to this Assignment and Assumption Agreement and discharges Assignor from all duties and obligations due, payable or performable under the Contracts, except such duties and obligations that, pursuant to the terms of the Contracts, are intended to survive expiration or termination of the Contracts.

General Electric Capital Corporation

(Type or Print Name)

Duly Authorized Signatory
Title

EXHIBIT A

Contract Number	Equipment

8541217-002	HOT LAB & DIGITIZER
8541217-003	DISCOVERY ST PET/CT SYSTEM
8541220-001	PROM NOTE LEASEHOLD IMPROVEMENTS

Copies of Contracts are attached.